Exhibit 99.1

Artificial Intelligence Technology Solutions Announces Executive Team Expansion

Henderson, Nevada, March 2, 2021 -- Artificial Intelligence Technology Solutions, Inc., (OTCPK:AITX), today announced that Garett Parsons has appointed Steven Reinharz as CEO, CFO and Secretary of AITX. Reinharz is the founder and President of AITX’s subsidiaries and the majority and controlling owner of AITX.

“I am incredibly proud of AITX and the work that Steve has done to propel the business to where it is today,” said Garett Parsons. “AITX couldn’t be in better hands, and I look forward to providing Steve further guidance as we continue to advance with the best technology, team and customers.”

According to AITX, Parsons will continue with AITX as a member of the Board of Directors and a consultant under a three-year agreement.

“Garett has been an incredible resource as we’ve worked together to evolve AITX and solidify our high growth path,” said Steve Reinharz, AITX CEO, and President of all subsidiaries. “I’m pleased with the work we’ve done together, the format under which we will continue our business association, and I fully support him on any future endeavors he may pursue outside of AITX.”

Reinharz also announced that Mark Folmer has been elevated to Chief Operating Officer of Robotic Assistance Devices, Inc. (“RAD”), a wholly owned subsidiary of AITX and the main contributing entity. Folmer had previously held the role within the company of Vice President, Security & Industry. Folmer will oversee all of RAD’s manufacturing, operations, sales and administrative groups while Reinharz will continue to manage R&D and be significantly involved in sales efforts. “I’m thrilled that Steve has entrusted me with this new role. Under his leadership, RAD has established itself with an incredible team and extraordinary technologies. I’m excited to help accelerate RAD’s expansion and fulfill the mission of becoming a dominant player in this industry,” said Folmer.

AITX is hereby announcing that it has begun an external search for candidates to fill the position of Chief Financial Officer for AITX and all subsidiaries. The future CFO will take the lead in evaluating the possibility of stock market uplisting options including to NASDAQ and support financing options. Furthermore this role will accelerate AITX’s implementation of a new ERP, support AITX’s full-SEC reporting requirements, and lead the due diligence team for future acquisitions explored by AITX. “Ideally, we will find candidates with experience with innovative tech companies and major stock markets,” Reinharz commented.

“We are strengthening our position in being the dominant player in the new industry we are creating. I’m delighted at the caliber, strength and enthusiasm of our leadership team, and all new staff members. I especially acknowledge the resilience of the team members who’ve been with us since the beginning and have had a hand in grooming our culture and our commitment to quality,” Reinharz concluded.

Robotic Assistance Devices (RAD) is a high-tech start-up that delivers robotics and artificial intelligence-based solutions that empower organizations to gain new insight, solve complex security challenges, and fuel new business ideas at reduced costs. RAD developed its advanced security robot technology from the ground up including circuit board design, and base code development. This allows RAD to have complete control over all of design elements, performance, quality and the user’s experience of all security robots whether SCOT™, ROSA™, Wally™, Wally HSO™, AVA™, or ROAMEO™. Read about how RAD is reinventing the security services industry by downloading the Autonomous Remote Services Industry Manifesto.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this news release other than statements of historical fact are “forward-looking statements” that are based on current expectations and assumptions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the statements, including, but not limited to, the following: the ability of Artificial Intelligence Technology Solutions to provide for its obligations, to provide working capital needs from operating revenues, to obtain additional financing needed for any future acquisitions, to meet competitive challenges and technological changes, to meet business and financial goals including projections and forecasts, and other risks. Artificial Intelligence Technology Solutions undertakes no duty to update any forward-looking statement(s) and/or to confirm the statement(s) to actual results or changes in Artificial Intelligence Technology Solutions expectations.

About Artificial Intelligence Technology Solutions (AITX)

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD and RAD-M companies help organizations streamline operations, increase ROI and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services, and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staffs and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education and healthcare. To learn more, visit www.aitx.ai and www.roboticassistancedevices.com, or follow Steve Reinharz on Twitter @SteveReinharz.

###

Investor Relations Contact

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com

Steve Reinharz

949-636-7060